UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 21, 2010

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Third Avenue, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2010, the Compensation Committee (the "Compensation Committee") of the Board of Directors of Loral Space & Communications Inc. ("Loral" or the "Company") adopted the management incentive bonus ("MIB") program for the year ending December 31, 2010 for certain employees of its corporate office and subsidiaries, including its named executive officers (the "NEOs").

Loral Corporate Office Employees

With respect to the NEOs employed by the corporate office (Messrs. Targoff, Rein, Katz and Mastoloni), each NEO has a target bonus opportunity, which is a percentage of his base salary (125% for Mr. Targoff and 45% for each of Messrs. Rein, Katz and Mastoloni). The NEOs’ target bonuses are payable upon the achievement of certain corporate target performance goals and (in the case of Messrs. Rein, Katz and Mastoloni) certain individual goals.

The performance goals for 2010 for Mr. Targoff consist of three components—(i) a component relating to Adjusted EBITDA of Space Systems/Loral, Inc. ("SS/L"); (ii) a component relating to new business at SS/L; and (iii) a component relating to Adjusted EBITDA of Telesat Canada ("Telesat").

The performance goals for 2010 for Messrs. Rein, Katz and Mastoloni consist of three components—(i) a component relating to Adjusted EBITDA of SS/L; (ii) a component relating to new business at SS/L; and (iii) a component relating to satisfaction of certain individual objectives.

SS/L MIB EBITDA Component

A portion of each NEO’s target bonus opportunity (31¼% in the case of Mr. Targoff and 41⅔% in the case of the other corporate office NEOs) is based on achievement of target levels of SS/L Adjusted EBITDA for the year ended December 31, 2010, adjusted for non-recurring or unusual items, non-operating changes from the plan and to the extent the benefit from new business and overhead rate impacts vary from the plan ("SS/L MIB EBITDA").

The SS/L MIB EBITDA component further provides for participants to earn more or less than their target bonus opportunity (between 70% and 130% of target) for achievement by SS/L of SS/L MIB EBITDA that is within certain ranges above or below the targeted SS/L MIB EBITDA.

SS/L New Business Component

A portion of each NEO’s target bonus opportunity (18¾% in the case of Mr. Targoff and 25% in the case of the other corporate office NEOs) is based on achievement of target levels of SS/L new business. The SS/L new business component relates to achievement of specific quantitative goals relating to benefit from new business during 2010 ("SS/L New Business Benefit").

The SS/L New Business Benefit component similarly provides for participants to earn more or less than their target bonus opportunity (between 70% and 130% of target) if SS/L New Business Benefit performance is within certain ranges above or below the targeted performance.

Telesat MIB EBITDA Component

Fifty percent (50%) of Mr. Targoff’s target bonus opportunity is based on achievement of target levels of Telesat’s consolidated Adjusted EBITDA for the year ended December 31, 2010, adjusted for non-recurring or unusual items and non-operating changes from Telesat’s plan ("Telesat MIB EBITDA").

The Telesat MIB EBITDA component similarly provides for Mr. Targoff to earn more or less than his target bonus opportunity (between 70% and 130% of target) for achievement by Telesat of Telesat MIB EBITDA that is within certain ranges above or below the targeted Telesat MIB EBITDA.

Individual Objectives

33⅓% of each corporate office NEO’s target bonus opportunity, other than Mr. Targoff’s, is based on satisfaction of specified individual objectives for such NEO.

Mr. DeWitt

As previously disclosed, Mr. DeWitt retired from his position as Senior Vice President of Loral and Chief Executive Officer of SS/L as of December 31, 2009 and currently serves as Chairman of the Board of Directors of SS/L (the "SS/L Board"). Mr. DeWitt participates in SS/L’s MIB plan in connection with his service as Chairman of the SS/L Board. Mr. DeWitt’s target bonus opportunity under SS/L’s basic MIB plan is 60% of his annual board compensation (i.e., his target bonus is $54,000 which is 60% of his $90,000 annual board fee) and is payable based on achievement by SS/L of certain target performance goals for SS/L. These goals are further divided into three segments consisting of SS/L MIB EBITDA, SS/L New Business Benefit and achievement of a certain cash level at year end. Mr. DeWitt is eligible to earn more or less than his target bonus opportunity (between 70% and 130% of target) if SS/L’s performance is within certain ranges above or below the targeted SS/L performance. Mr. DeWitt is also eligible for an increase or decrease in his bonus by up to 10% of his target bonus based on qualitative measures, including SS//L performance relating to compliance with Sarbanes Oxley requirements. In addition, Mr. DeWitt participates in SS/L’s executive performance plan and is eligible for a "stretch" bonus pursuant to which he can increase his total bonus for achievement of SS/L MIB EBITDA and SS/L New Business Benefit at certain levels in excess of the maximum thresholds in the basic MIB plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

July 23, 2010	By:	Avi Katz

Name: Avi Katz
Title: Senior Vice President, General Counsel and Secretary